Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Lennox International Inc.:
We consent to the use of our report with respect to the consolidated financial statements and the related financial statement schedule and the effectiveness of internal control over financial reporting incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus. Our report dated February 27, 2008 refers to, effective January 1, 2006, the adoption of the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, effective December 31, 2006, the adoption of the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and effective January 1, 2007, the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.
KPMG LLP
Dallas, Texas
December 1, 2008